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                                                                    EXHIBIT 99.1

Oct. 31, 2005



DTE ENERGY ANNOUNCES ORGANIZATIONAL CHANGES

        DETROIT - DTE Energy (NYSE:DTE) today announced a series of organizational changes intended to better position the company to meet the growing challenges in the energy industry.

        The company's Board of Directors has elected Gerard Anderson president and chief operating officer of DTE Energy. He has served as president of the enterprise since 2004. In his new role he will oversee all of the company's gas and electric operations and most of DTE Energy's non-utility businesses.

        Stephen Ewing, formerly group president of the company's DTE Energy Gas unit has been named vice chairman of DTE Energy. Ewing will continue to have responsibility for developing new opportunities in the gas business as well as assuming greater responsibility for the company's external business relationships.

        Robert Buckler has been named president and chief operating officer of DTE Energy's largest operating unit, Detroit Edison. He has served as group president, Energy Distribution, since 2001. Buckler will oversee the electric utility's operations. The utility's operations had previously been separated in anticipation of the state's move to electric deregulation. Buckler's appointment represents a return to the conventional utility operating structure under one central control point.

        "As we move ahead in an ever changing energy industry, we are fortunate to have the talent and experience that Gerry, Steve and Bob have brought to DTE Energy," said Anthony F. Earley Jr., DTE Energy chairman and CEO. "In assuming their new responsibilities they will continue to contribute immeasurably to the leadership and team effort that will successfully lead DTE Energy into the future."

        In additional organizational changes, the board named:

        - Steven Kurmas to executive vice president, Detroit Edison, responsible for Distribution Operations. Kurmas also is responsible, with Bob Richard, for the company's DTE Energy Operating System efforts. He was previously senior vice president, Distribution Operations.

        - Robert Richard to senior vice president, Detroit Edison, responsible for Fossil Generation. As noted above, he also has responsibility, with Steven Kurmas, for the DTE Energy Operating System efforts. Richard was previously vice president.

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        -       Jerry Norcia to executive vice president, MichCon, responsible for all utility and mid-stream gas operations. Norcia also will continue to be responsible for gas storage, pipelines and processing functions until a successor is named.

        - Skiles Boyd has been appointed vice president, Environmental Affairs, for DTE Energy. Boyd was previously Director, Environmental Management and Resources.

        DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and more than a dozen other energy-related businesses focusing on power and industrial projects, fuel transportation and marketing, and unconventional gas. Information about DTE Energy is available at www.dteenergy.com.

        This press release contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy Company's ("DTE Energy"), The Detroit Edison Company's ("Detroit Edison") and Michigan Consolidated Gas Company's ("MichCon") 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy's, Detroit Edison's and MichCon's actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this press release as a result of new information or future events or developments.


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For further information, members of the media may contact:

Lorie N. Kessler                            Len Singer
(313) 235-8807                              (313) 235-8809